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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated December 21, 2008 relating to the consolidated financial statements and financial statement schedule of Bridgepoint Education, Inc. and its subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Diego, California
December 21, 2008

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  EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm